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                                                                      EXHIBIT 12
                        PENNFED FINANCIAL SERVICES, INC.

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

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
                                                YEAR ENDED JUNE 30,
                                      ----------------------------------------
                                       1997    1996    1995    1994     1993
                                      ------- ------- ------- ------- --------
                                               (DOLLARS IN THOUSANDS)
Earnings:
  Earnings before income tax
   expense........................... $11,091 $12,952 $ 9,561 $ 7,447 $  7,317
  Add: interest on borrowed funds....  12,901   5,520   1,522     789        1
                                      ------- ------- ------- ------- --------
  Earnings before fixed charges
   excluding interest on deposits....  23,992  18,472  11,083   8,236    7,318
  Interest on deposits...............  40,172  33,601  25,631  20,036   23,381
                                      ------- ------- ------- ------- --------
  Earnings before fixed charges...... $64,164 $52,073 $36,714 $28,272 $ 30,699
                                      ======= ======= ======= ======= ========
Fixed charges:
  Interest on borrowed funds......... $12,901 $ 5,520 $ 1,522 $   789 $      1
                                      ------- ------- ------- ------- --------
  Fixed charges excluding interest on
   deposits..........................  12,901   5,520   1,522     789        1
  interest on deposits...............  40,172  33,601  25,631  20,036   23,381
                                      ------- ------- ------- ------- --------
    Total fixed charges.............. $53,073 $39,121 $27,153 $20,825 $ 23,382
                                      ======= ======= ======= ======= ========
Ratio of earnings to fixed charges
 excluding interest on deposits......   1.86x   3.35x   7.28x  10.44x 7318.00x
                                      ======= ======= ======= ======= ========
Ratio of earnings to fixed charges
 including interest on deposits......   1.21x   1.33x   1.35x   1.36x    1.31x
                                      ======= ======= ======= ======= ========
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